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                                                                    EXHIBIT 4.4


                         NOTE GUARANTY INSURANCE POLICY

                                                          POLICY NUMBER:  42686

INSURED OBLIGATIONS:  $932,000,000

                Triad Automobile Receivables Trust 2003-B
                $193,000,000 Class A-1 1.13% Asset Backed Notes $280,000,000 Class A-2 1.66% Asset Backed Notes $210,000,000 Class A-3 2.48% Asset Backed Notes $249,000,000 Class A-4 3.20% Asset Backed Notes


        MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Note Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Holder that an amount equal to each full and complete Insured Payment will be received from the Insurer by JPMorgan Chase Bank, or its successors, as Indenture Trustee for the Holders (the "Indenture Trustee"), on behalf of the Holders, for distribution by the Indenture Trustee to each Holder of each Holder's proportionate share of the Insured Payment. The Insurer's obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Insured Obligations, unless such acceleration is at the sole option of the Insurer.

        Notwithstanding the foregoing paragraph, this Policy does not cover any shortfalls, if any, attributable to the liability of the Issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability).

        The Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (a) a certified copy of the order requiring the return of a preference payment, (b) an opinion of counsel satisfactory to the Insurer that such order is final and not subject to appeal, (c) an assignment in such form as is reasonably required by the Insurer, irrevocably assigning to the Insurer all rights and claims of the Holder relating to or arising under the Insured Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (d) appropriate instruments to effect the appointment of the Insurer as agent for such Holder in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Holder and not to any Holder directly unless such Holder has returned principal or interest paid on the Insured Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Holder.


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        The Insurer will pay any other amount payable hereunder no later than
12:00 noon, New York City time, on the later of the Distribution Date on which the related Policy Claim Amount is due or the second Business Day following receipt in New York, New York on a Business Day by U.S. Bank Trust National Association, as Fiscal Agent for the Insurer, or any successor fiscal agent appointed by the Insurer (the "Fiscal Agent"), of a Notice (as described below), provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making a claim hereunder, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

        Insured Payments due hereunder, unless otherwise stated herein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Holders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

        The Fiscal Agent is the agent of the Insurer only, and the Fiscal Agent shall in no event be liable to Holders for any acts of the Fiscal Agent or any failure of the Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

        Subject to the terms of the Agreement, the Insurer shall be subrogated to the rights of each Holder to receive payments under the Insured Obligations to the extent of any payment by the Insurer hereunder.

        As used herein, the following terms shall have the following meanings:

        "Agreement" means the Indenture dated as of October 1, 2003 between Triad Automobile Receivables Trust 2003-B, as Issuer and JPMorgan Chase Bank, as Indenture Trustee, and the Sale and Servicing Agreement dated as of October 1, 2003 among Triad Automobile Receivables Trust 2003-B, as Issuer, Triad Financial Special Purpose LLC, as Depositor, Triad Financial Corporation, as Servicer and Custodian, and JPMorgan Chase Bank, as Indenture Trustee and Backup Servicer, without regard to any amendment or supplement thereto, unless such amendment or supplement has been approved in writing by the Insurer.

        "Business Day" means a day other than a Saturday, a Sunday or other day on which commercial banks located in the states of Delaware, California, or New York are authorized or obligated to be closed.

        "Holder" shall mean any registered owner of an Insured Obligation (other than the Issuer, the Depositor, the Servicer, and any of their respective Affiliates).

         "Insured Payment" means (a) as of any Distribution Date, any Policy Claim Amount and (b) any Preference Amount; provided, however, that in no event shall the aggregate amount payable by the Insurer under this Policy exceed the Maximum Insured Amount.


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        "Maximum Insured Amount" shall mean $932,000,000 in respect of principal, plus interest thereon calculated at the applicable Interest Rate for the Insured Obligations.

        "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached hereto, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Distribution Date.

        "Policy Claim Amount" means, with respect to each Distribution Date, the excess, if any, without duplication, of (a) the Scheduled Payments minus (b) the sum of, without duplication: (w) all amounts of Available Funds for the related Collection Period, (x) Additional Funds Available, if any, for such Distribution Date, (y) all other funds on deposit in the Collection Account, the Lockbox Account, the Spread Account and any other Trust Accounts available for payment of Scheduled Payments on the Insured Obligations on such Distribution Date and (z) any other amounts available pursuant to the Basic Documents to pay the Scheduled Payments on such Distribution Date, in each case to the extent available in accordance with the priorities set forth in the Agreement.

       "Preference Amount" means any amount previously distributed to a Holder on the Insured Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

       "Scheduled Payments" shall mean, with respect to any Distribution Date, an amount equal to the sum of (a) the Class A Noteholders' Interest Distributable Amount and the Class A Noteholders' Parity Deficit Amount for the related Distribution Date and, without duplication, (b) if the related Distribution Date is the Final Scheduled Distribution Date for any class of Insured Obligations, the outstanding principal amount of such Class on such date after application of all funds available to pay principal amounts on such Class of Insured Obligations from all sources other than the Policy.

       Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Agreement as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Agreement unless such amendment or modification has been approved in writing by the Insurer.

       Any notice hereunder or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Insurer shall specify in writing to the Indenture Trustee.

       The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

       THIS POLICY IS BEING ISSUED UNDER AND PURSUANT TO, AND SHALL BE
CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.



                                       3
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       The insurance provided by this Policy is not covered by the
Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

       This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason, including payment, or provision being made for payment, prior to maturity of the Insured Obligations.

       No defenses, set-offs and counterclaims of any kind available to the Insurer so as to deny payment of any amount due in respect of this Policy will be valid and the Insurer hereby waives and agrees not to assert any and all such defenses, set-offs and counterclaims so as to deny payment of any amount due in respect of this Policy, including without limitation, any such rights acquired by subrogation, assignment or otherwise.


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       IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed and attested this 29th day of October 2003.


                                               MBIA INSURANCE CORPORATION


                                               By
                                                  -----------------------------
                                                   President



                                               Attest:


                                               By
                                                  -----------------------------
                                                   Assistant Secretary



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                                    EXHIBIT A

                           TO NOTE GUARANTY INSURANCE
                              POLICY NUMBER: 42686

                           NOTICE UNDER NOTE GUARANTY
                         INSURANCE POLICY NUMBER: 42686


U.S. Bank Trust National Association, as Fiscal Agent
    for MBIA Insurance Corporation
15th Floor
61 Broadway
New York, NY  10006
Attention:  Municipal Registrar and
    Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY  10504

The undersigned, a duly authorized officer of [NAME OF INDENTURE TRUSTEE], as Indenture Trustee (the "Indenture Trustee"), hereby certifies to U.S. Bank Trust National Association (the "Fiscal Agent") and MBIA Insurance Corporation (the "Insurer"), with reference to Note Guaranty Insurance Policy Number: 42686 (the "Policy") issued by the Insurer in respect of the $932,000,000 Triad Automobile Receivables Trust 2003-B $193,000,000 Class A-1 1.13% Asset Backed Notes, $280,000,000 Class A-2 1.66% Asset Backed Notes, $210,000,000 Class A-3 2.48%
Asset Backed Notes, and $249,000,000 Class A-4 3.20% Asset Backed Notes (the "Insured Obligations"), that:

                (a) the Indenture Trustee is the Indenture Trustee under the Indenture dated as of October 1, 2003 among Triad Automobile Receivables Trust 2003-B, as Issuer and JPMorgan Chase Bank, as Indenture Trustee;

                (b) the Policy Claim Amount for the Distribution Date occurring
        on [      ] (the "Applicable Distribution Date") is $[      ] (the
        "Policy Claim Amount");

                (c) the amount of previously distributed payments on the Insured Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent
        jurisdiction is $[       ] (the "Preference Amount");

                (d) the total Insured Payment due is $[       ], which amount
        equals the sum of the Policy Claim Amount and the Preference Amount;



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                (e) the Indenture Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in (b) above to be applied to the payment of the Policy Claim Amount for the Applicable Distribution Date in accordance with the Agreement and for the dollar amount of the Insured Payment set forth in
        (c) above to be applied to the payment of any Preference Amount; and

                (f) the Indenture Trustee directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the Policy: [INDENTURE TRUSTEE'S ACCOUNT NUMBER].

        Any capitalized term used in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

        Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

        IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered
this Notice under the Policy as of the [   ] day of [       ], [    ].


                                                   [NAME OF INDENTURE TRUSTEE],
                                                   as Indenture Trustee


                                                   By
                                                     --------------------------
                                                   Title
                                                        -----------------------





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